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                                                                   EXHIBIT 10.01

                                       EMPLOYMENT AGREEMENT OF RICHARD D. NELSON


                               RICHARD D. NELSON
                             72 WEST ADAMS STREET
                            CHICAGO, ILLINOIS 60603
                                (312) 372-4000



                                                November 7, 1980


Mr. G. R. Roche
President
Heidrick and Struggles, Inc.
245 Park Avenue
New York, New York 10167

Dear Gerry:

         This letter will serve to confirm that I will become an employee/officer of Heidrick and Struggles, Inc., in accordance with the terms and conditions set forth in the attachment to this letter. The term of employment shall for compensation/insurance, etc., purposes commence on January 1, 1981--although I will actually be in place at H&S on March 1, 1981. The foregoing also applies to my assistant, Maryann Rodal.

         Please sign the original and carbon copy of this letter, as provided below, indicating H&S's acceptance and approval of my employment agreement, which shall become effective upon execution by you. Return the carbon copy directly to me for my files. (A pre-addressed stamped return envelope is enclosed.)

         Best regards.


                                              Very truly yours,

                                              /s/ Richard D. Nelson

                                              Richard D. Nelson


RDN/mmr
Encls.

APPROVED AND ACCEPTED:
NOVEMBER 14, 1980.

HEIDRICK AND STRUGGLES, INC.

By:  /s/ Gerard R. Roche
   -----------------------------
    ITS PRESIDENT
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1.      COMPENSATION.
        ------------

         Base                              $ 90,000.00

         Bonus (Minimum Annual Guaranteed) $ 30,000.00


         [Subject to increase as mutually agreed, but should at least keep up with the CPI.] But this is not an absolute requirement.

2.      STOCK.
        -----

         5,000 Shares (January 31, 1981 Audited Book Value).

3.      TITLE.
        -----

         SVP -- CF-AO AND COUNSEL

         [NOTE: Also, titles of Secretary and Treasurer-Office of Treasurer is presently vacant and should be filled.
         Ultimately, another person may hold the office of Treasurer.

4.      TERM.
        ----

         January 1, 1981 until terminated by either upon at least 30 days' notice to the other. If terminated by either, an amount equal to six months' base compensation plus pro rata portion of bonus shall be paid to employee on the effective date of termination, except that, if terminated by employee to join another search firm, no termination compensation shall be payable.

         Although term begins January 1, 1981, employee will officially assume the position on March 1, 1981. During the two-month interim, employee will conclude certain Company legal projects, review Company financial/accounting systems, procedures and reports, meet with appropriate Company personnel, identify problem areas, etc. Subject to partnership approval, employee will utilize his present office until March 1, 1981.
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5.    RESPONSIBILITIES.
      ----------------

         (a) Items I, III, IV, V, VI, VII per attachment
             [Notations on attachment were made by DPB.]

         (b) Legal. (About 50% of current legal work will be brouqht in-house.)

         (c) Employee will report directly to the President.


6.    OUTSIDE ACTIVITIES.
      ------------------

         Employee will work for Company on a full-time basis, but Employee will be allowed to continue outside directorships and advisory functions to three/six corporations.


7.    MISCELLANEOUS FRINGE BENEFITS.
      -----------------------------

         (a) Standard Company insurance--hospital, life, etc., and profit-sharing and deferred compensation.

         (b) Club dues (downtown and, after one year, a country club). [To be included in expense allowance.]

         (c) Vacation -- 20 business days.

         (d) Business expense reimbursement per standard policy.

         (e) Automobile--None. [Subject to review after one year.]


8.     ASSISTANT.
       ---------

         Employee's present assistant, who has, for over five years, worked with the Company, will work for the Company commencing March 1, 1981, at a salary of $1,600.00 per month plus standard Company benefits and benefits parallel with those presently provided at the partnership. The assistant will be responsible for paralegal type work and other responsibilities for employee.

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9.     ELECTRONIC COMPUTER DISC TYPEWRITER (QYX).
       -----------------------------------------

         Employee recently purchased a QYX for $7,000.00, which is presently utilized for many Company legal/administrative tasks. The QYX was financed by a noninterest bearing loan, of which $5,000.00 will remain unpaid in January, 1981, The loan is payable at the rate of $500.00 per calendar quarter until fully paid, but will have to be paid in full when employee leaves in January, 1981. The Company will provide a $5,000.00 loan upon the same terms to pay off the present loan and will also pay the standard QYX maintenance contract cost, moving cost and supplies.

         If the QYX "fits" with the Company's system, it will be sold to the Company at employee's cost; otherwise Employee wi11 use or dispose of the QYX at no cost to the Company.